UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 19, 2011

Carolina Bank Holdings, Inc.

(Exact name of registrant as specified in its charter)

North Carolina	000-31877	56-2215437
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 North Spring Street, Greensboro, NC	27401
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (336) 288-1898

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On April 19, 2011, Carolina Bank Holdings, Inc. (the “Registrant”) held its Annual Meeting of Shareholders (the “Annual Meeting”). There were three proposals submitted to shareholders at the Annual Meeting. In the case of Proposal 1, all of the nominees were approved and elected to serve on the Registrant’s Board of Directors. All other proposals were also approved by the shareholders entitled to vote at the Annual Meeting. The proposals below are described in greater detail in the Registrant’s definitive proxy statement for the Annual Meeting filed on March 21, 2011, with the Securities and Exchange Commission.

The voting results were as follows:

Proposal 1: Proposal to elect three members of the Board of Directors for terms of three years.

Directors Elected	Votes For	Votes Withheld	Broker Non-Votes
Three-Year Terms
J. Alexander S. Barrett	1,422,901	15,603	1,300,632
George E. Carr	1,422,900	15,604	1,300,632
Kim Anne Thompson	1,363,434	75,070	1,300,632

Proposal 2: Proposal to ratify a non-binding shareholder resolution regarding the Registrant’s executive compensation policies and practices.

For	Against	Abstain	Broker Non-Votes
1,304,447	108,396	25,661	1,300,632

Proposal 3: Proposal to ratify the appointment of Cherry, Bekaert & Holland, L.L.P. as the Registrant’s independent registered public accounting firm for 2011.

For	Against	Abstain	Broker Non-Votes
2,727,635	3,897	7,604	--

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAROLINA BANK HOLDINGS, INC.

By:	/s/ Robert T. Braswell
Robert T. Braswell
President and Chief Executive Officer

Dated: April 27, 2011